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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): MAY 9, 2008


                            CAS MEDICAL SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                       0-13839                 06-1123096
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

              44 EAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405 (Address of principal executive offices, including zip code)

                                 (203) 488-6056
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On May 9, 2008, CAS Medical Systems, Inc. (the "Company") entered into a Subscription Agreement (the "Subscription Agreement") with jVen Capital, LLC, a Delaware limited liability company (the "Subscriber"), pursuant to which the Company issued in a private placement 333,333 shares (the "Shares") of the Company's common stock, par value $0.004 per share, for an aggregate cash purchase price of $1,000,000 representing a per-share purchase price of approximately $3.00.

The securities offered and sold to the Subscriber in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act. The Subscriber represented to the Company that it is an "accredited investor", as defined in Rule 501 of Regulation D. There were no placement agent fees paid in connection with the issuance of the Shares.

The Subscription Agreement contains provisions pursuant to which the Subscriber would be entitled to one demand registration right with respect to the Shares under certain circumstances if the Subscriber is not able to sell the Shares pursuant to Rule 144 under the Securities Act solely because the Company, at such time, does not meet the current public information requirements contained in Section (c) of Rule 144. The Subscription Agreement also contains provisions for "piggyback registration rights" pursuant to which the Subscriber may include its shares in any future registration statement filed by the Company, with certain exceptions as set forth in the Subscription Agreement.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the Subscription Agreement which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release issued by the Company in connection with the private placement is attached as Exhibit 99.1 to this Form 8-K.


ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.


(d) Immediately following the consummation of the private placement pursuant to the Subscription Agreement, on May 9, 2008, the board of directors of the Company increased the size of the board to six and appointed Evan Jones to serve as a director of the Company. Mr. Jones is the managing member of jVen Capital, LLC, the "Subscriber" under the Subscription Agreement.

Mr. Jones, age 51, was a co-founder of Digene Corporation, a publicly traded biotechnology company focused on women's health and molecular diagnostic testing, serving as Chairman of the Board from 1995 through 2007. Mr. Jones was CEO of Digene from 1990 to 2006, and President from 1990 to 1999. In July 2007, Mr. Jones formed jVen Capital, LLC, a life sciences investment company. Mr. Jones is Chairman of the board of directors of the Children's Research Institute at the Children's National Medical Center in Washington DC. He is Chairman of the Campaign for Public Health, an independent, not-for-profit organization dedicated to increasing funding for the Centers for Disease Control and Prevention, and is a member of the board of directors and the Executive Committee of Research!America. Mr. Jones received a B.A. from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania.

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Mr. Jones is expected to be appointed to the Audit Committee and Compensation
Committee of the Company's board of directors.

Upon his election to the board of directors on May 9, 2008, the Company granted to Mr. Jones a Non-Qualified Stock Option pursuant to which Mr. Jones is entitled to purchase up to 20,000 shares of the Company's common stock at an exercise price of $2.81 per share. The option vests in three equal annual installments beginning on May 9, 2009 and expires on May 9, 2018.

The disclosure under Item 3.02 of this Form 8-K with respect to the private placement is also responsive to this Item 5.02 and is incorporated herein by reference.

A copy of the press release issued by the Company in connection with the election of Mr. Jones to the Company's board of directors is attached as Exhibit
99.1 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS - The following exhibits are filed as part of this report:

10.1 Subscription Agreement dated May 9, 2008, between jVen Capital, LLC and CAS Medical Systems, Inc.

99.1    Press release dated May 12, 2008


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CAS MEDICAL SYSTEMS, INC.


Date: May 14, 2008                            By: /s/ Jeffery A. Baird
                                                  ------------------------
                                                  Jeffery A. Baird
                                                  Chief Financial Officer


















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